As filed with the Securities and Exchange Commission on July 16, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

FIRST CALIFORNIA FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	38-3737811
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1880 Century Park East, Suite 800

Los Angeles, CA 90067

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

First California 2007 Omnibus Equity Incentive Plan

(Full Title of the Plans)

Romolo Santarosa

Executive Vice President and Chief Financial Officer

1880 Century Park East, Suite 800

Los Angeles, California 90067

(310) 282-6703

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	1,000,000	$11.75	$11,750,000	$360.73

(1)	1,000,000 shares of Common Stock, $0.01 par value per share (the “Shares”), of First California Financial Group, Inc. (the “Registrant”), a Delaware corporation, are being registered hereunder. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), the amount registered hereunder includes an indeterminate number of Shares that may be issued in accordance with the provisions of the plan in connection with any anti-dilution provisions or in the event of any change in the outstanding Shares, including a stock dividend or stock split.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) of the Securities Act, based upon the average of the high and low prices of the Registrant’s Shares as reported on the Nasdaq Stock Market on July 11, 2007 ($11.75).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

*	The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the plans covered by the registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Registrant hereby incorporates herein by reference the following documents filed with the Securities and Exchange Commission (the “Commission”):

A.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Commission on April 2, 2007;

B.	The Annual Report on Form 10-KSB for the year ended December 31, 2006 of National Mercantile Bancorp (“National Mercantile”) filed by the Registrant on behalf of National Mercantile with the Commission on April 13, 2007;

C.	The Annual Report on Form 10-K for the year ended December 31, 2006 of FCB Bancorp filed by the Registrant on behalf of FCB Bancorp with the Commission on April 2, 2007;

D.	The Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 15, 2007;

E.	The Registrant’s Current Reports on Form 8-K filed with the Commission on March 12, 2007, March 16, 2007, as amended, March 29, 2007, June 22, 2007 and June 26, 2007; and

F.	Description of the Registrant’s Common Stock contained in the Joint Proxy Statement-Prospectus, filed pursuant to Rule 424(b) under the Securities Act on February 20, 2007 (the “Joint Proxy Statement-Prospectus”), constituting part of Amendment No. 4 to the Registration Statement on Form S-4 (File No. 333-138161) filed with the Commission on February 13, 2007

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

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Item 5.	Interests of Named Experts and Counsel

The financial statements of the Registrant as of December 31, 2006 and for the period from June 7, 2006 (inception) to December 31, 2006 included in the Annual Report on Form 10-K for the year ended December 31, 2006 of the Registrant have been audited by Moss Adams LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of National Mercantile and subsidiaries as of and for the years ended December 31, 2006 and 2005 included in the Annual Report on Form 10-KSB for the year ended December 31, 2006 of National Mercantile have been audited by Moss Adams LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of National Mercantile and subsidiaries for the year ended December 31, 2004 included in the Annual Report on Form 10-KSB for the year ended December 31, 2006 of National Mercantile have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of FCB Bancorp and subsidiaries as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006 included in the Annual Report on Form 10-K for the year ended December 31, 2006 of FCB Bancorp have been audited by Moss Adams LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Item 6.	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware, the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Registrant contain provisions covering indemnification of corporate directors and officers against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors and officers, including proceedings under the Securities Act and the Exchange Act.

The Registrant has authorized the entering into of indemnity contracts and provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances which may include liability or related loss under the Securities Act and the Exchange Act.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

See Index to Exhibits below.

Item 9.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)

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if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by these paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 16th day of July 2007.

FIRST CALIFORNIA FINANCIAL GROUP, INC.

By:	/s/ C. G. Kum
C. G. Kum
President and Chief Executive

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. G. Kum, Romolo Santarosa and Robert W. Bartlett, and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ C. G. Kum C. G. Kum	Director, President and Chief Executive Officer (Principal Executive Officer)	July 16, 2007

/s/ Romolo Santarosa Romolo Santarosa	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 16, 2007

/s/ Richard D. Aldridge Richard D. Aldridge	Director	July 16, 2007

/s/ Donald E. Benson Donald E. Benson	Director	July 16, 2007

/s/ John W. Birchfield John W. Birchfield	Director	July 16, 2007

/s/ W. Douglas Hile W. Douglas Hile	Director	July 16, 2007

/s/ Thomas Tignino Thomas Tignino	Director	July 16, 2007

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INDEX TO EXHIBITS

SEQUENTIALLY NUMBERED EXHIBIT	DESCRIPTION
4.1	Amended and Restated Certificate of Incorporation (Exhibit 3.1 to the Current Report on Form 8-K filed by First California Financial Group, Inc. on March 16, 2007 and incorporated herein by reference).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of First California Financial Group, Inc. (Exhibit 3.1 to the Current Report on Form 8-K filed by First California Financial Group, Inc. on June 26, 2007 and incorporated herein by reference).

4.3	Amended and Restated By-laws of First California Financial Group, Inc. (Exhibit 3.2 to the Current Report on Form 8-K filed by First California Financial Group, Inc. on March 16, 2007 and incorporated herein by reference).

4.4	Amendment to the Amended and Restated By-Laws of First California Financial Group, Inc. (Exhibit 3.2 to the Current Report on Form 8-K filed by First California Financial Group, Inc. on June 26, 2007 and incorporated herein by reference).

4.5	Form of stock certificate for the common stock, $0.01 par value per share, of First California Financial Group, Inc. (Exhibit 4.3 to the Registration Statement on Form S-8 filed by First California Financial Group, Inc. on March 19, 2007 and incorporated herein by reference).

5.1*	Opinion of Sullivan & Cromwell LLP as to the legality of the Shares being registered.

10.1	First California 2007 Omnibus Equity Incentive Plan (Appendix B to the Definitive Proxy Statement filed on May 21, 2007 by First California Financial Group, Inc. and incorporated herein by reference).

23.1*	Consent of Moss Adams LLP.

23.2*	Consent of Ernst & Young LLP.

23.3*	Consent of Moss Adams LLP.

23.4*	Consent of Moss Adams LLP.

23.5*	Consent of Sullivan & Cromwell LLP (included in exhibit 5.1 hereto).

24*	Power of Attorney (included on signature page to Registration Statement).

*	Filed herewith.